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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-19180, 33-89896, 33-25244 and 33-87626 of Analysts International Corporation on Form S-8 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and certain intangibles in 2002), incorporated by reference in this Annual Report on Form 10-K of Analysts International Corporation for the year ended December 28, 2002.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 21, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT